Morgan Stanley Aggressive Equity Fund
Item 77(o) 10f-3 Transactions
January 1, 2001 - June 30, 2001

Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Adelphia
Communications
01/18/01
$44.75
36,300
0.111%
$760,750,000
0.214%
Salomon Smith
Barney
Agere Systems
03/27/01
$6.00
193,000
0.029%
$360,000,000
0.322%
Bear Stearns

Inditex Inc.

05/23/01

$17.16

40,100

0.059

$2,426,531,667

0.028%
Salomon Smith
Barney
Peabody Energy
05/21/01
$28.00
27,000
0.064%
$420,000,000
0.180%
Lehman Brothers
Riverstone
02/22/01
$12.00
3,600
0.003%
$120,000,000
0.036%
First Albany
Tellium Inc.
05/17/01
$15.00
18,100
0.023%
$135,000,000
0.201%
CIBC World

Willis Group

05/17/01

$13.50

58,400

0.070%

$270,000,000

0.292%
Salomon Smith
Barney
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